EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-186228) pertaining to the 2012 Share Incentive Plan of Era Group Inc. of our report dated February 27, 2013, with respect to the consolidated financial statements and schedule of Era Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida
February 27, 2013